UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2012

NiSource Inc.

(Exact name of registrant as specified in its charter)

Commission file number 001-16189

Delaware	35-2108964
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 11, 2012, NiSource Inc. (the “Company”), NiSource Finance Corp., an Indiana corporation and a wholly-owned special purpose finance subsidiary of the Company (“NiSource Finance”), and BNP Paribas Securities Corp., Citigroup Global Markets Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as representatives of the underwriters, entered into a Terms Agreement with respect to the offering and sale of $250,000,000 aggregate principal amount of NiSource Finance’s 3.85% Notes due 2023 (the “Notes due 2023”) and $500,000,000 aggregate principal amount of NiSource Finance’s 5.25% Notes due 2043 (the “Notes Due 2043” and, together with the Notes due 2023, the “Notes”) under the Company’s and NiSource Finance’s Registration Statement on Form S-3 (File Nos. 333-170385 and 333-170385-01). The Notes are fully and unconditionally guaranteed by the Company. The Terms Agreement incorporates by reference an Underwriting Agreement dated November 5, 2010 of the Company and NiSource Finance (a copy of which was filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K dated December 6, 2010). The sale closed on June 14, 2012. The Notes were issued pursuant to an Indenture dated as of November 14, 2000 among the Company, NiSource Finance and The Bank of New York Mellon (as successor in interest to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank), as trustee (a copy of which was filed as Exhibit 4.1 to the Company’s and NiSource Finance’s Registration Statement on Form S-3, File Nos. 333-49330 and 333-49330-01).

Copies of the forms of the Notes are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are hereby incorporated by reference herein.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit Description

4.1	Form of 3.85% Notes due 2023

4.2	Form of 5.25% Notes due 2043

5.1	Opinion of Schiff Hardin LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NiSource Inc.
(Registrant)

Date: June 14, 2012	By:	/s/ David J. Vajda
David J. Vajda
Vice President, Treasurer and Chief Risk Officer

Exhibit Index

Exhibit No.	Description

4.1	Form of 3.85% Notes due 2023

4.2	Form of 5.25% Notes due 2043

5.1	Opinion of Schiff Hardin LLP